EXHIBIT 11
                            GOLD CAPITAL CORPORATION
                             EXHIBIT TO FORM 10-QSB


Computation of Weighted  Average Shares  Outstanding
Used in Earnings Per Share
Calculations for the three month periods ended March 31, 1997 and 1996





Shares issued at beginning of period                   9,073,653      5,042,514

Total weighted average shares outstanding              9,073,653      5,042,514
                                                       =========      =========





Fully diluted computation not made as effect would be antidilutive in all periods.


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